UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36326	68-0683755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture for 7.500% Senior Secured Notes due 2027

On March 28, 2019, Par Pharmaceutical Inc. (the “Issuer”), a wholly owned subsidiary of Endo International plc (the “Company”), entered into an indenture, dated as of March 28, 2019 (the “Indenture”), among the Issuer, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), governing the terms of the Issuer’s $1,500,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2027 (the “Notes”). The Notes were issued on March 28, 2019.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are senior secured obligations of the Issuer and are (i) guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries that also guarantee the obligations under the 2017 Credit Agreement (as defined below) and (ii) secured by first priority liens on the same collateral that secures the obligations under the 2017 Credit Agreement and the Company’s existing senior secured notes in accordance with the terms of the Indenture and the collateral trust agreement among the Company, the Borrowers (as defined below), the Issuer, certain other grantors party thereto, the Administrative Agent (as defined below), the Trustee and Wilmington Trust, National Association, as collateral trustee. The Notes and the related guarantees have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes bear interest at a rate of 7.500% per year, accruing from March 28, 2019. Interest on the Notes is payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019. The Notes will mature on April 1, 2027, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Issuer may redeem some or all of the Notes at any time prior to April 1, 2022 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date and a make-whole premium set forth in the Indenture. On or after April 1, 2022, the Issuer may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time prior to April 1, 2022, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes at a specified redemption price set forth in the Indenture plus accrued and unpaid interest, if any, to, but not including, the redemption date, with the net cash proceeds of specified equity offerings. If the Company experiences certain change of control events, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur certain additional indebtedness and issue preferred stock, make certain dividends, distributions, investments and other restricted payments, sell certain assets, enter into sale and leaseback transactions, agree to certain restrictions on the ability of restricted subsidiaries to make certain payments to the Company or any of its restricted subsidiaries, create certain liens, merge, consolidate or sell all or substantially all of the Company’s assets, enter into certain transactions with affiliates or designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications, including the fall away or revision of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Company intends to use the net proceeds from the offering, together with cash on hand, to fund cash tender offers (the “Tender Offers”) made by Endo Finance LLC, a wholly-owned subsidiary of the Company, to purchase a portion of the Company’s outstanding senior unsecured notes and to pay certain related premiums, fees and expenses. The Company intends to use the remaining net proceeds, if any, from this offering to reduce the Company’s outstanding indebtedness, including by means of one or more redemptions, repurchases or other repayments of any of the Company’s outstanding indebtedness.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture and the Notes, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Certain of the initial purchasers and/or their affiliates are holders of the Company’s outstanding senior unsecured notes that are subject to the Tender Offers and, therefore, may receive a portion of the proceeds of this offering. Certain of the initial purchasers and/or their affiliates are lenders and agents under the amended 2017 Credit Agreement (as described below). J.P. Morgan Securities LLC is serving as the dealer manager for the Tender Offers and as solicitation agent for the related consent solicitations.

Credit Agreement Amendments

On March 28, 2019, the Company entered into an amendment (the “Amendment”) to the credit agreement, dated as of April 27, 2017 (the “2017 Credit Agreement”), among certain subsidiaries of the Company as borrowers (the “Borrowers”), the lenders party thereto and JPMorgan Chase Bank, N.A, as administrative agent (the “Administrative Agent”) to provide for, among other things, (i) the extension of the maturity of the five-year senior secured revolving credit facility under the 2017 Credit Agreement from April 2022 to March 2024 (other than with respect to the revolving commitments of non-extending lenders), (ii) with respect to the financial covenant, (x) increase the maximum secured net leverage ratio to 4.50:1.00 (from 3.50:1.00) and (y) provide that such financial covenant is tested only if, at the end of a fiscal quarter, the aggregate principal amount of revolving loans and letters of credit (excluding undrawn letters of credit up to $20 million and letters of credit that have been backstopped or cash collateralized in accordance with the terms of the 2017 Credit Agreement) outstanding exceeds 30% of the aggregate revolving commitments and (iii) certain other modifications to the 2017 Credit Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 28, 2019, among Par Pharmaceutical, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 7.500% Senior Secured Notes due 2027.

4.2	Form of 7.500% Senior Secured Notes due 2027 (included in Exhibit 4.1).

10.1	First Amendment, dated as of March 28, 2019 (to the Credit Agreement, dated as of April 27, 2017), by and among Endo International plc, Endo Luxembourg Finance Company I Sarl and Endo LLC, as borrowers, the lenders and other parties party thereto and JPMorgan Chase Bank, N.A. as administrative agent, issuing bank and swingline lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2019

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer